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                                                                Exhibit 23.1


                             CONSENT OF KPMG LLP

WHEN THE TRANSACTION REFERRED TO IN NOTE 15 OF THE NOTES TO THE COMBINED FINANCIAL STATEMENTS HAS BEEN CONSUMMATED, WE WILL BE IN A POSITION TO RENDER THE FOLLOWING CONSENT.

                                                  /s/ KPMG LLP


The Board of Directors of Orbitz, Inc. and
The Manager of Orbitz, LLC:

We consent to the use of our report dated February 17, 2003, except as to paragraph five of note 7, which is as of May 19, 2003, and note 15, which is as
of                 , with respect to the combined balance sheets of Orbitz, Inc.
and Orbitz, LLC as of December 31, 2001 and 2002, and the related combined statements of operations, equity and cash flows for the period from February 24, 2000 (date of inception) through December 31, 2000 and for the years ended December 31, 2001 and 2002, included herein and to the reference to our firm under the heading "Experts" in the prospectus.


Chicago, Illinois